(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.64

                     SEARS LICENSE AGREEMENT
                     -----------------------

This Agreement made as of the 1st day of January, 2003


BETWEEN:

SEARS CANADA INC., incorporated under the laws of Canada, having its head office in the City of Toronto, Province of Ontario

                                   (hereinafter called "Sears")

                                             OF THE FIRST PART


AND

SEARS ROEBUCK AND CO., incorporated under the laws of New York,
United States of America,

                                   (hereinafter called "Owner")

                                             OF THE SECOND PART


AND

          CPI CORP. incorporated under the laws of Ontario, having its head office in the City of Brampton, Province of Ontario

                               (hereinafter called "Licensee")

                                             OF THE THIRD PART


WHEREAS Sears is a national retailer offering goods and services to its customers through general merchandise retail department stores, outlet stores, free standing speciality stores, dealer stores, catalogues, direct marketing media and the Internet;


          AND WHEREAS Sears wishes to provide, market and offer for sale portraiture and related goods and services, under the Sears Trademark, through its retail marketing channels, including but not limited to, general merchandise retail department stores, outlet stores, free standing speciality stores, select direct marketing media and on its Internet web site;


          AND WHEREAS Licensee has represented to Sears that it is fully qualified, experienced, licensed, capitalized, staffed and equipped to successfully establish and operate a Concession for the purpose of procurement, presentation, merchandising, marketing and sale of the Products and Services contemplated by this Agreement;

                              1

          AND WHEREAS Licensee is desirous to operate a Concession on behalf of Sears for the purpose of procurement, presentation, merchandising, marketing and sale of the Products and Services contemplated by this Agreement through Designated Marketing Channels, in Designated Markets, Designated Stores and Licensed Departments under the Sears Trademark;

          AND WHEREAS Sears has approved Licensee to provide and sell the Products and Services under the name "Sears Portrait
Studio";

          AND WHEREAS Licensee represents and warrants that all information set forth in any and all applications, financial statements and submissions to Sears is true, complete and accurate in all material respects, and Licensee expressly acknowledges that Sears is relying upon the truthfulness, completeness and accuracy of such information;

          AND WHEREAS the parties agree that under this License
Agreement Sears is not offering a Franchise nor is the Licensee operating a Franchise as defined under any federal or provincial act or legislation;

          AND WHEREAS the parties hereto desire to set forth in writing the terms, provisions and conditions governing their relationship.

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, hereby mutually covenant and agree as follows:

1.0       DEFINITIONS
          -----------

1.1 The following words and phrases used in this Agreement shall have the following meanings:

          "AGREEMENT" means this agreement and any and all subsequent amendments to this agreement including all of the attached Schedules and any other documents specifically incorporated by reference herein;

          "CHANGE OF CONTROL" means any of, the transfer or issue by sale, assignment, disposition, operation of law or otherwise of any shares, voting rights or interests which would result in any change in the effective control of fifty percent (50%) or more of the voting power entitled to vote in the election of the Board of Directors of Licensee's parent corporation, CPI Corp. a Delaware corporation;

          "CHANGE OF PRACTICES" means any change in operational processes and practices, merchandise assortments, presentation and/or advertising methods, pricing policies and/or customer service policies and practices that, in Sears sole opinion, is a material change in Licensee's current and/or originally proposed merchandising and marketing strategy for the operation of the Concession;

                               2

          "COMMISSION" has the meaning given to it in Section
          7.1;

          "CONCESSION" means the business licensed by Sears and operated by the Licensee, on behalf of Sears, for the sole purpose of professionally procuring the Products and Services under the Licensee's own name and the presentation, marketing, merchandising and sale of the Products and Services under the Sears Trademark;

         "CUSTOMERS" means any person or persons who avail themselves of any product and/or service offered by Sears or the Licensee pursuant to this Agreement;

          "DESIGNATED MARKETING CHANNELS" means the Sears
           marketing channels designated by Sears, as set forth in Schedule "A" which may be amended by Sears in writing from time to time, through which Licensee is permitted to promote and operate the Concession;

          "DESIGNATED MARKETS" means the geographical location and surrounding retail markets designated by Sears, as set forth in Schedule "A" which may be amended by Sears in writing from time to time, in which the Licensee is permitted to operate the Concession in a free standing specialty store or mobile photography unit identified under the Sears Trademark;

          "DESIGNATED STORES" means the Sears retail stores designated by Sears, as set forth in the attached Schedule "A", which may be amended by Sears in writing from time to time, in which Licensee is permitted to operate the Concession;

          "GROSS SALES" means the total amount of all revenue generated by the sale of the Products and Services sold by Licensee in association with the Sears Trademark, through the Designated Marketing
          Channels, including but not limited to, credit card sales, cash, cheque, money orders, debit card sales and the like;

          "INFRINGEMENT" means any unauthorized use, advertising, imitation or dilution of the Sears
          Trademark or any trademark or name of Sears;

          "TERM" has the meaning given to it in Section 6.1;

          "LICENSED DEPARTMENTS" shall mean the physical space and/or facility occupied by Licensee in which Licensee shall operate the Concession under the Sears Trademark;

          "LICENSEE OBLIGATIONS" has the meaning given to it in Section 14.6;

          "LICENSEE'S CONFIDENTIAL INFORMATION" has the meaning given to it in Section 18.2;

          "MARKETING EXPENSES" has the meaning given to it in Section 13.4;

          "MERCHANT FEE" has the meaning given to it in
          Section 10.6;

          "MINIMUM ANNUAL COMMISSION" has the meaning given to it in Section 7.1;

                               3

          "NET SALES" means Gross Sales less sales taxes, goods and services taxes, returns, refunds, credits and allowances paid or allowed by Licensee which are necessary in connection with the operation of the Concession;

          "NORMAL BUSINESS HOURS" has the meaning given to it in Section 4.11;

          "OWNER" means Sears, Roebuck and Co.;

          "PRODUCTS AND SERVICES" means portrait studio services including photographic portraits, photographic greeting cards, passport photographs, photographic copy and restoration, the sale of frames and related products and services which shall be restricted to that reasonably inferred by the name Sears Portrait Studio, but shall not include the sale of merchandise, products and/or services which, in Sears reasonable opinion, competes with merchandise, products and/or services being offered for sale from time to time by Sears or by any other licensee of Sears through the Designated Marketing Channels, unless otherwise approved in advance by Sears in writing;

          "SEARS CONFIDENTIAL INFORMATION" has the meaning given to it in Section 18.1;

          "SEARS TRADEMARK" means the trademark SEARS and any other or additional trademarks as set forth in the attached Schedule "B", or any other trademark or name of Sears which may be authorized, in writing, for use from time to time, together with such type styles, colour schemes and design matter as Sears may designate in writing from time to time;

2.0       SCHEDULES
          ---------

2.1 The following attached Schedules form an integral part of this Agreement:

          Schedule "A"- Designated Marketing Channels,
                         Designated Markets and Designated
                         Stores;
          Schedule "B"- Additional Sears Trademarks and/or
                         Licensee's Trademarks;
          Schedule "C"- Statement of Understanding and
                         Acknowledgement; and,
          Schedule "D"- Licensed Businesses on the Internet.

3.0       LICENSE - USE OF TRADEMARKS
          ---------------------------

3.1 OWNER OF SEARS TRADEMARK. Sears represents and warrants and Licensee hereby acknowledges that the Sears Trademark is valid and enforceable and is the sole and exclusive property of the Owner and that Sears has the right to license the Sears Trademark to Licensee. Sears is the Attorney-in-fact of the Owner in Canada representing the Owner's interests in the Sears Trademark and as such acts on behalf of the Owner in the supervision and control of the use of the Sears Trademark in Canada by Licensee.

3.2 GRANT OF LICENSE FOR USE OF SEARS TRADEMARK BY LICENSEE. Sears, both for itself and as Attorney-in-fact for the Owner, hereby grants to Licensee a non-transferable and non-exclusive right and license to use the Sears Trademark in Canada in association with the presentation, marketing and sale of the Products and Services through Designated Marketing Channels, in Designated Markets and in Designated Stores on the terms and conditions herein contained.

                            4

3.3 RIGHT, TITLE OR INTEREST. Except for the right to use the Sears Trademark in accordance with the terms and conditions of this Agreement, Licensee acknowledges that it does not now have nor will it ever have, either during the Term and/or any renewal thereof, any right, title or interest in the Sears Trademark. Licensee hereby assigns to the Owner and Sears any rights it may have or claims to have, in the Sears Trademark or any trademark including the word Sears. Neither during the Term and/or any renewal thereof, nor at any time after termination thereof, shall Licensee, either directly or indirectly, dispute or contest the validity, enforceability or ownership of the Sears Trademark or any Sears trade name incorporating the word "Sears" or any other trade-mark of Owner, attempt any registration thereof, or attempt in any manner to dilute the value of any goodwill attaching to the Sears Trademark. All uses of the Sears Trademark pursuant to this Agreement and all goodwill resulting from the Sears Trademark shall enure to the sole and exclusive benefit of Owner and Sears. Subject to the limited license for use granted in
Section 3.2, Licensee shall never have any right, title or interest in any goodwill associated therewith.

3.4 RIGHT TO USE ONLY. Except for the right to use the Sears Trademark in accordance with the terms and conditions of this Agreement, neither this Agreement nor the operation of the Concession shall in any way give or be deemed to give to Licensee any other right or interest in the Sears Trademark.

3.5 RESTRICTIONS ON USE OF THE SEARS TRADEMARK BY LICENSEE. Except under separate agreement(s) entered into with the Owner directly, Licensee shall not use the Sears Trademark outside Canada, or in association with the procurement of the Products and Services, or the operation of any business engaged in the procurement, presentation, merchandising, marketing, provision and/or sale of any products or services.

3.6 NO RIGHT TO ASSIGN USE OF SEARS TRADEMARK. The license granted to Licensee hereunder is personal to it and may not be assigned or transferred to any other person in whole or in part. Licensee has no right to grant to any other person any permission, license or sub-license to use the Sears Trademark independently or on its behalf.

3.7 PRIOR APPROVAL ON USE OF SEARS TRADEMARK. All uses and presentations of the Sears Trademark whether on signs, in literature, in advertising or otherwise, shall be submitted by Licensee to Sears, or to such person as Sears may designate, for written approval prior to any use or presentation of the same.

3.8 ADVERTISING OF SEARS TRADEMARK. Licensee shall display on all signs, literature and advertising on which the Sears Trademark appears, and in such other manner as Sears may direct from time to time, a notice similar to the following notice:

Sears(R)
(R)Registered Trademark of Sears licensed for use in Canada

3.9 USE OF SEARS TRADEMARK. Except as may be expressly permitted by this Agreement, Licensee shall only use the Sears Trademark as a trademark and only in the format in which the Sears Trademark has been registered or filed for registration and shall not use the word "Sears" or any other trademark belonging to the Owner or Sears except as expressly permitted in this Agreement or as otherwise approved in writing by Sears in advance of such use.

3.10 PRESENTATION OF SEARS TRADEMARK. All uses and presentations of the Sears Trademark by Licensee shall clearly distinguish the Sears Trademark from any other trademark, design or text appearing with it.

                           5

3.11 RESTRICTIONS ON USE OF SEARS TRADEMARK. Except as expressly permitted by this Agreement, Licensee shall not use any trademark which is similar to, confusing with, or which so nearly resembles as to be likely to cause confusion with the Sears Trademark or any other trademark belonging to the Owner or Sears in connection with the procurement, presentation, merchandising, marketing and sale of the Products and Services. Licensee shall never use the Sears Trademark as part of any corporate, partnership, trade or other name and shall not use the Sears Trademark in any other way in connection with any business, corporation, partnership or any other legal entity except for retail sales and marketing of Products and Services to business customers or prospective customers. Licensee shall never use the Sears Trademark in any business to business or business to government transactions or relationships in connection with the operation of the Concession, except for retail sales and marketing of the Products and Services to business or government customers or prospective customers. Except as authorized herein all such business to business and business to government transactions and relationships shall be conducted solely under the Licensee's own name.

3.12 IRREPARABLE HARM CAUSED BY UNAUTHORIZED USE. Licensee recognizes that the Sears Trademark possesses a special, unique and extraordinary character which makes it impossible to calculate the harm which the Sears Trademark would sustain in the event of unauthorized use of the Sears Trademark by Licensee. Licensee recognizes and agrees that irreparable harm would be caused to Owner and/or Sears by such unauthorized use and agrees that both interim and permanent injunctive relief would be appropriate and should be granted in the event of breach of this Agreement by the Licensee in addition to any other remedies otherwise available to Owner and/or Sears at law, in equity or otherwise.

3.13 PRESERVATION OF THE VALUE, VALIDITY, DISTINCTIVENESS OF SEARS TRADEMARK. Licensee shall use its best efforts to preserve the value, validity and distinctiveness of the Sears Trademark and any registrations and applications for registration thereof and shall provide Owner and/or Sears with any information and other assistance as to the use of the Sears Trademark which Owner and/or Sears may require from time to time in order to assist Owner and/or Sears in registering, protecting, enforcing or maintaining the Sears Trademark. Licensee shall promptly notify Sears of any infringement, unauthorized use, advertising, imitation, dilution or other infringement of the Sears Trademark that comes to its attention. Owner and/or Sears shall have the sole right, at their own expense, to take such action as they determine, in their sole discretion, to be appropriate to protect and preserve the Sears Trademark. Licensee hereby waives the provisions of s.50 (3) of the Trade-marks Act, R.S.C., 1985, c. T-13 as amended and any similar foreign legislation. Licensee undertakes to co-operate and assist in such protest or legal action by Owner and/or Sears at Owner's and/or Sears expense. If required by Owner or Sears, Licensee shall join in such protest or legal action at the Owner's and/or Sears expense. Licensee shall not undertake such protest or legal action in regard to the Sears Trademark on its own behalf. It is expressly understood that, upon expiration or other termination of Licensee's right to use the Sears Trademark for any cause, nothing in this Agreement shall be construed as to prevent Owner and/or Sears from protecting their respective rights to the exclusive use of Sears Trademark against infringement thereof by any party or parties, including Licensee.

3.14 CHANGES TO SEARS TRADEMARK. Owner and/or Sears reserves the exclusive right to change the Sears Trademark and designate such other or additional trademarks to be licensed and used under this Agreement upon notice of such change to Licensee. This Agreement shall be deemed to refer only to such designated trademarks; provided, however, that Licensee shall have a period of three (3) months within which to change uses and advertising of the Sears Trademark to efer only to the trademark so designated.

3.15 UPON TERMINATION OF AGREEMENT. Upon termination of this Agreement or the

                          6

Licensee's rights hereunder for any reason whatsoever, with or without cause, Licensee shall immediately cease all use of the Sears Trademark and shall not use the same thereafter whether as a trademark or in advertising or otherwise nor refer to itself as having been a former licensed user of the Sears Trademark. Licensee will forthwith execute any and all documents which Owner and/or
Sears may deem reasonable to confirm Owner and/or Sears rights and to transfer to Owner and/or Sears all rights in the Sears Trademark.

4.0       LICENSE - OPERATION OF THE CONCESSION
          -------------------------------------

4.1       GRANT OF LICENSE TO OPERATE THE CONCESSION.
Subject to the terms and conditions of this Agreement, Sears hereby grants to Licensee the non-transferable and non-exclusive right to operate the Concession for the express purpose of procurement, presentation, merchandising, marketing and sale of the Products and Services through the Designated arketing Channels in the Designated Markets and in the Designated Stores under the Sears Trademark and identified by the name "Sears Portrait Studio", provided that Licensee shall not offer the same, similar or related services under any other trademark or in any other business in Canada.

4.2 NO RIGHT TO ASSIGN OR TRANSFER WITHOUT SEARS PRIOR WRITTEN APPROVAL. No part of the right granted to Licensee under Section 4.1 shall be assigned or transferred to any other party in any manner whatsoever. Licensee has no right to authorize any party to operate the Concession or procure, present, merchandise, market or sell the Products and Services licensed under this Agreement on its behalf without the prior written consent of Sears, which consent may be withheld in the sole discretion of Sears.

4.3 LICENSEE TO GUARANTEEC COMPLIANCE. Licensee guarantees the full and faithful performance by itself and by its employees, agents, designees and servants of all of the terms and conditions contained in this Agreement.

4.4       LICENSEE TO DEFEND SEARS AGAINST ALL CLAIMS, DEMANDS,
ETC. Licensee agrees to protect, defend, hold harmless and indemnify Owner and Sears from and against any and all claims, demands, damages, expenses (including legal fees and disbursements), losses, actions, causes of action, judgements, fines, penalties, fees, suits and proceedings of any kind whatsoever, actually or allegedly, resulting or arising from or in connection with the operation of the Concession including any actual or alleged infringement of any patent, trademark, copyright, confidential relationship, trade secret or other proprietary right of third parties and including any dispute between or among Licensee, its employees, designees, suppliers and any third parties, Customers or any of them.

4.5 QUALITY OF PRODUCTS AND SERVICES TO BE PROVIDED BY LICENSEE. The Products and Services procured, presented, merchandised, marketed and sold by Licensee shall be of a high quality and in compliance with all applicable legislative, regulatory and/or industry requirements. Sears shall have the right to inspect all aspects of the procurement, presentation, merchandising, marketing and sale of the Products and Services from time to time to ensure that the quality of such activities and the Products and Services meets its approval.

4.6 QUANTITY OF PRODUCTS AND SERVICES TO BE PROVIDED BY LICENSEE. The quantity of inventory of the Products and Services offered for sale by Licensee shall, in Sears reasonable opinion, be sufficient to ensure the Licensee has the ability to present the Products and Services in a professional and competitive manner and to achieve maximum sales through each individual Designated Marketing Channel in each Designated Market and Designated Store.

                          7

4.7       ASSORTMENT OF PRODUCTS AND SERVICES TO BE
OFFERED FOR SALE BY LICENSEE. The assortment of Products and Services shall, in Sears reasonable opinion, be competitive, reflect the needs of the Customers and be of a breadth and depth as required to have the potential to achieve maximum sales through each individual
Designated Marketing Channel in each Designated Market and Designated Store.

4.8       PRICING OF PRODUCTS AND SERVICES OFFERED FOR
SALE BY LICENSEE. The Products and Services offered for sale by the Licensee shall, in Sears and Licensee's reasonable opinion, be priced competitively in the retail market and shall reflect Sears own pricing strategy within that retail market to ensure each individual
Designated Marketing Channel, Designated Market and
Designated Store has the potential to achieve maximum sales and supports Sears position in the marketplace as offering Customers recognized superior values.

4.9 SUPERVISION OF THE OPERATION OF THE CONCESSION. Licensee understands, acknowledges and agrees that the proper conduct and operation of the Concession by Licensee is of paramount importance to Owner, Sears and Licensee. Therefore, in order to protect and enhance the reputation and goodwill of Owner, Sears and Licensee, in order to develop and maintain high and uniform standards for all aspects of operation of the Concession, and in order to increase the demand for the Products and Services, Licensee agrees to supervise the performance of its employees to ensure that the procurement, presentation, merchandising, marketing, pricing and sale of the Products and Services as well as the provision of exemplary customer service meets or exceeds the requirements of this Agreement.

4.10	     PROCESSES AND POLICIES.  Licensee shall employ
policies and practices in the operation of the Concession as documented and/or as contemplated at the time of the execution of this Agreement and shall not implement any Change of Practices that in Sears sole opinion, does not complement the corporate direction, policies and practices of Sears in Sears procurement, merchandising, marketing, pricing and sale of the Sears merchandise selection through Designated Marketing Channels in Designated Markets and Designated
Stores without Sears prior written approval.

4.11 NORMAL BUSINESS HOURS. The Licensed Departments in Designated Stores and the Licensed Departments located in free standing specialty stores in Designated Markets shall be open for business and the Products and Services will be provided for sale to Customers by fully qualified
Licensee's employees during the same business hours maintained by the Designated Stores and/or the mall hours in the Designated Markets respectively, the ("Normal
Business Hours"), except to the extent prevented by circumstances beyond the control of Sears or Licensee, or as Sears and Licensee may otherwise agree upon in advance in writing.

5.0       GOODWILL
          --------

5.1 GOODWILL GENERATED BY THE OPERATION OF THE CONCESSION. All goodwill in, or which may be generated by the operation of the Concession shall enure to the sole and exclusive benefit of Owner and Sears and shall reside in the Sears Trademark. Licensee shall not have any right, title or interest in said goodwill. For greater certainty, Licensee hereby unconditionally and irrevocably transfers and assigns to Owner and Sears any and all rights it may have or may claim to have, now and in the future, to said goodwill.

5.2       CUSTOMER LISTS AND CUSTOMER INFORMATION.  Owner and
Sears goodwill shall always include the exclusive right to and interest in Customer information, including Customer

                           8

lists, which lists and information shall be immediately transferred in its entirety by Licensee to Sears upon expiration or termination, for any reason, of this Agreement.

6.0       TERM
          ----

6.1 THE TERM. Subject to the terms and conditions of this Agreement the term of this Agreement shall be for a period of three (3) years commencing the 1st day of January, 2003 and ending December 31st, 2005 (the "Term").

6.2 TERM FOR ADDITIONAL OPPORTUNITIES. In the event additional Sears general merchandise retail stores, Sears speciality stores, Sears catalogues, Sears direct marketing media, Sears Internet web site or any other Sears identified Designated Marketing Channels are added to Schedule "A" during the Term or any renewal thereof, the term of this Agreement for such additions shall be the remaining length of the Term and/or any renewal thereof.

7.0       COMMISSION
          ----------

7.1 COMMISSION AND RATE. In consideration of the rights granted to Licensee under the terms, provisions and conditions of this Agreement Sears shall be entitled to receive from Licensee and Licensee shall pay to Sears:

     (a)  in the first Sears fiscal year of this Agreement
          (2003);

          (i) the greater of, Four Million Four Hundred Thousand Dollars ($4,400,000.00) (the "Minimum Annual Commission"), or the sum total of the commissions calculated pursuant to paragraph 7.1 (a) (ii) plus 7.1 (a) (iii) below

          (ii)  Thirteen per cent (13%) of the first Thirty
                Million Dollars ($30,000,000.00) annual Net
                Sales generated in the Licensed Departments in Designated Stores based on Sears fiscal calendar); and,

          (iii) Eight percent (8%) on all annual Net Sales generated in excess of Thirty Million
                Dollars ($30,000,000) generated in the
                Licensed Departments in Designated
                Stores (based on Sears fiscal calendar);
     plus;

          (iv) Five percent (5.0%) of all other Net Sales generated under the Sears Trademark from locations or premises outside of the Designated Stores in addition to the greater of the Minimum Annual Commission or the commission calculated under Sections 7.1(a)(ii) and 7.1 (a) (iii);

     (b) In the second and third Sears fiscal years of this Agreement (2004 and 2005 respectively);

          (i)   Thirteen per cent (13%) of the first Thirty
                Million Dollars ($30,000,000.00) annual Net
                Sales generated in the Licensed Departments in Designated Stores (based on Sears fiscal calendar); plus,

          (ii) Eight percent (8%) on all annual Net Sales generated in excess of Thirty

                            9

                Million Dollars ($30,000,000) generated in the Licensed Departments in Designated Stores
                (based on Sears fiscal calendar); plus,

          (iii) Five percent (5.0%) of all other Net Sales generated under the Sears Trademark from locations or premises outside of the Designated
                Stores;

(collectively, the "Commission"), and payable as contemplated by Sections 7.3 and 7.4.

7.2       REPORTING OF NET SALES.  Licensee shall use:

     (a) its own point of sale registers which shall be interfaced with the Sears point of sale processing system to record the Net Sales generated by the sale of the Products and Services in Licensed Departments in Designated Stores. Sears shall provide Licensee with a daily change fund and all sales proceeds will be processed on a daily basis through the administrative services office in the Designated Stores. An account will be kept by Sears of all such Net Sales and Sears shall have the right to retain out of such Net Sales the Commission to be paid by Licensee to Sears, together with any and all other monies that may be due under this Agreement; and,

     (b) its own point of sale register and point of sale processing system to record the Net Sales generated by the sale of the Products and Services generated from locations or transactions generated outside of Licensed Departments in Designated Stores. In these circumstances Licensee shall provide its own daily change funds and shall process its own sales receipts on a daily basis through its own administrative processes and Licensee shall be solely responsible for such change funds and for all such sales receipts.

7.3       COMMISSION SETTLEMENT PROCESS.

     (a) for Net Sales recorded through Sears point of sale processing system in Licensed Departments in Designated Stores, Sears agrees to pay to Licensee an interim remittance equal to eighty-seven percent (87%) of the Net Sales of the first (1st) two (2) fiscal weeks, during the fourth (4th) fiscal week of each monthly fiscal period. Sears, after first retaining all monies due and owing to Sears under the terms of this Agreement out of the Net Sales, shall prepare a settlement between Licensee and Sears for each Sears monthly fiscal period and shall remit the monies remaining from the Net Sales to Licensee within twelve (12) working days of the end of each monthly fiscal period; and,

     (b) for Net Sales generated outside of Licensed Departments in Designated Stores, Licensee shall prepare and submit to Sears a daily Gross Sales and Net Sales statement and a weekly settlement, including all supporting sales documents, in a manner and form as Sears may reasonably request, and shall pay Sears all monies due and owing to Sears under the terms of this Agreement.
          Licensee shall remit said monies owing to Sears within ten (10) working days of the end of each calendar week period in a manner and form which Sears may reasonably request.

7.4 SETTLEMENT OF MINIMUM ANNUAL COMMISSION. If, at the end of the first Sears fiscal year, during the Term, the Commission paid is less than the Minimum Annual Commission, Sears shall calculate the difference and shall deduct the calculated difference from the last fiscal monthly settlement of the first fiscal year. In the event the amount of funds

                           10

available to Sears from the last fiscal monthly settlement is not sufficient to retire the amount owed by Licensee to Sears, Sears shall advise Licensee and Licensee shall immediately pay uch shortfall to Sears.

7.5 WITHHOLDING ON TERMINATION. Notwithstanding the provisions of Section 7.3, upon termination of this Agreement by either party for any reason, Licensee agrees that Sears may withhold any monies due and owing to Licensee which Sears in good faith believes will be required to satisfy customer adjustments, payment for Sears provision of any prepaid services pursuant to Section 10.5 and/or any other amounts owed to Sears by Licensee, including but not limited to monies owing from Sears to Licensee from any outstanding settlement of Licensee's sales to Customers made on Sears credit plans, for a period of one hundred and eighty (180) days from the said termination date, in order to ensure the fulfillment of any reasonable adjustments to Customers by Sears. Such adjustments will be detailed by Sears and will be deducted from monies owing to Licensee. A final settlement will be made to Licensee within twelve (12) working days of the expiration of the one hundred and eighty (180) day withholding period.

8.0       FACILITIES, EQUIPMENT, AND MERCHANDISE
          --------------------------------------

8.1       LICENSEE TO FURNISH AND INSTALL FIXTURES, FURNITURE
AND EQUIPMENT. Licensee shall, at its sole expense, furnish and install safe and modern leasehold improvements, fixtures, counters, shelves, furniture and equipment suitable and necessary for the professional operation of the Concession in all Designated Marketing Channels. Such leasehold improvements, fixtures, counters, shelves, furniture and equipment located in Designated Stores shall be in keeping with the Designated Stores' appearance. All such leasehold improvements, furniture, fixtures, equipment, operating supplies, materials, products and merchandise shall be subject to the written approval of Sears.

8.2 LICENSEE TO PROVIDE PLANS AND DRAWINGS. Licensee shall, at its sole expense, provide all construction, electrical, plumbing and elevation plans and drawings required by Sears, in a manner and quantity specified by Sears, for the construction of the Licensed Departments in Designated Stores and the construction, electrical, plumbing and elevation plans and drawings required by a landlord for the construction and the plans required by the cities, municipalities, provinces, erritories and federal governments for the operation of Licensed Departments in Designated Markets where the Licensed Departments are not located in Designated Stores.

8.3 LICENSEE TO PROVIDE LEASEHOLD IMPROVEMENTS. Except only for those specific leasehold improvements in Licensed Departments in Designated Stores which Sears has agreed to provide, at Sears costs as detailed in Section 8.8 herein, Licensee shall, at its expense, be responsible for the cost of the supply, construction and installation of all leasehold improvements to the Licensed Departments as requested by Licensee and approved in writing by Sears, including but not limited to:

     (a) the cost to raise, lower or change the construction of the ceiling above or below Sears store standard height;

     (b) the cost to extend, shorten, replace or move existing sprinkler systems and heating/air conditioning ducts required to accommodate
          Licensee's request to raise, lower or change the construction of Sears store standard selling floor ceilings;

     (c) the additional cost of, and any additional installation costs of the requested and

                           11

          approved Sears non-standard store floor coverings;

     (d) the cost of, and the installation cost of, any lighting, including but not limited to track lighting, spot lighting, pot lighting and flood lighting which is in addition to the Sears store standard ceiling lighting;

     (e) the cost of, and the installation cost of, any additional leasehold improvements that are particular to, and are required for the operation of the Concession;

     (f) the cost of, construction cost of, and the installation cost of, specific trims or decorative treatments to enhance the overall presentation of the Licensed Departments in Designated Stores;

     (g) the cost of, construction cost of, and the installation cost of, all plumbing and plumbing fixtures including Licensee requested and Sears approved employee and/or Customer washrooms; and,

     (h) the cost of, construction cost of, and the installation cost of electrical panels, wiring, computer wiring, data lines and fixtures, that are specifically required for the operation of the Concession.

8.4 ADDITIONAL IMPROVEMENTS. Licensee shall, at its sole expense, furnish and install furniture, fixtures and equipment not specifically included in Section 8.1 hereof, so as to furnish and equip the Licensed Departments in Designated Markets and Designated Stores with safe, modern, sanitary and proper furniture, fixtures and equipment suitable for the operation of the Concession. All such leasehold improvements and furniture, fixtures and equipment shall be subject to the written approval of Sears.

8.5 CAPITAL COSTS OF LICENSED DEPARTMENTS OUTSIDE DESIGNATED STORES. For greater clarification Licensee shall be solely responsible for all capital costs associated with the installation, identification and the operation of any free standing or mobile Licensed Department located outside Designated Stores. Such locations, mobile units, leasehold improvements and identification shall be subject to the written approval of Sears.

8.6 LICENSEE TO MAINTAIN FURNITURE, FIXTURES AND EQUIPMENT, ETC.. Licensee shall maintain all furniture, fixtures, equipment in good working order, good repair and in keeping with Sears presentation standards, in the Licensed Departments in Designated Markets and Designated Stores.

8.7 LICENSEE TO REMODEL LICENSED DEPARTMENTS. Sears may from time to time require Licensee to, and Licensee shall at its expense, remodel the Licensed Departments with new and/or updated furniture, fixtures and equipment to maintain an appropriate overall presentation in keeping with Sears presentation standards either in conjunction with a remodelling of Designated Stores, the Licensed Departments or at any other time as may be required.

8.8 SEARS TO PROCIDE. Sears shall, at its expense, except as set out hereunder, provide, construct and install the following with respect to the Licensed Departments in Designated Stores:

     (a) erect, finish and paint all perimeter and interior standard walls and doors as requested on Licensee supplied plans. In the event that Licensee elects to provide, at its expense, paper or vinyl wall coverings approved by Sears, then Sears will, at its expense, apply said wall coverings in lieu of the finish coat of

                            12

          paint;

     (b) standard heating/air conditioning ducts and sprinklers required by local building code and as approved by Sears;

     (c) suspended ceiling at the height of, and in keeping with, the ceiling generally installed throughout the Designated Store;

     (d) standard floor coverings appropriate to, and in keeping with, the general standards of decor for the Designated Store;

     (e) the boxing, finishing and painting of columns within the Licensed Departments in Designated
          Stores;

     (f) Sears standard Licensed Department identification lettering. In the event that Licensee elects, with the prior written approval of Sears, to provide at Licensee's sole cost other Licensed Department identification Sears will install same at Licensee's sole expense;

     (g) standard in ceiling lighting as per the general standard of lighting for the Designated Store;

     (h) standard electrical wiring to and within the Licensed Departments, including only Designated
          Store standard switches, receptacles and covers;
          and,

     (i) water lines and drain lines for sinks up to the exterior wall of the Licensed Departments.

8.9 LICENSEE TO ASSUME ALL OPERATING COSTS. Licensee shall assume and be responsible for, to the complete exoneration of Owner and Sears, all tenant and/or other responsibilities owed to third parties for the operation of the Concession in Licensed Departments located and/or operated outside Designated Stores.

8.10 LICENSEE TO PROVIDE VEHICLES, TOOLS, EQUIPMENT, COMPUTERS AND SOFTWARE. Licensee shall, at its sole expense, provide all vehicles, tools, equipment, computer hardware and software, supplies and all items as may be necessary for the establishment and ongoing professional operation of the Concession in all Designated Marketing Channels.

8.11      LICENSEE TO UPDATE OF FURNITURE, FIXTURES AND
EQUIPMENT, VEHICLES, ETC.   Licensee shall, at its sole
expense, update or replace all furniture, fixtures, equipment, vehicles, computer hardware and software as necessary to operate the Concession in a professional and competitive manner in all Designated Marketing Channels.

8.12      SEARS TO MAINTAIN WALLS, CARPETS AND CEILINGS.
In Licensed Departments located in Designated Stores Sears shall at its sole expense monitor, inspect and maintain painted walls, floor coverings and ceiling tiles in good condition and repair to the standard of the Designated Store in which the Licensed Department is located.

9.0       UTILITIES, JANITORIAL AND MAINTENANCE SERVICES,
          -----------------------------------------------
           TELEPHONE SERVICE, SUPPLIES, ETC.
           ---------------------------------

9.1       UTILITIES.  In Licensed Departments located in
Designated Stores, Sears shall provide to Licensee heat, light, electric current and air conditioning in Licensed
Departments as

                            13

generally provided by Sears to other selling departments throughout the Designated Stores. The provision and cost of all requirements for the operation of the Concession including but not limited to heat, light, electric current and air conditioning required for the operation of the Concession outside of Licensed Departments in Designated Stores, through any other Designated Marketing Channel, shall be the sole responsibility and expense of the Licensee.
9.2       JANITORIAL AND MAINTENANCE SERVICE.

     (a)  In Licensed Departments in Designated Stores
          Sears shall provide the emptying of wastebaskets, floor cleaning including the vacuuming of carpets, the dry and/or damp mopping of hard surface floors, replacement of store standard equipment light bulbs and the touch-up of and/or periodic re-painting of walls, all to the same level of service as provided to Sears own selling departments for Licensed Departments in such Designated Stores;

     (b) Licensee shall provide at Licensee's sole expense any additional levels of janitorial and/or maintenance services that it may require for the professional operation of the Concession and/or the upkeep of the Licensed Department's presentation in Designated Stores and shall provide at Licensee's sole expense all janitorial and maintenance services, including but not limited to those in Section 9.2 (a), required for the professional operation of the Concession outside of the Licensed Departments in Designated Stores through any other Designated Marketing Channel.

9.3 TELEPHONE SERVICE. Sears shall provide basic telephone service to the Licensed Departments in the Designated Stores provided that Licensee reimburses Sears for the cost of such telephone service, including a prorated share of central switchboard expenses. Licensee's share of the costs shall be Forty Dollars ($40) per month, per telephone installed in the Licensed Departments in the Designated Stores. This cost may be adjusted by Sears, at Sears sole discretion, acting reasonably, upon thirty (30) days written notice to Licensee. Licensee shall have sole responsibility for all costs for all telephone or information service lines required for the operation of the Concession through Licensed Departments located outside
Designated Stores through any other Designated Marketing Channel.

9.4 SUPPLEMENTAL TELEPHONE AND/OR COMMUNICATION SERVICES. Licensee may, after requesting and receiving Sears approval in writing, and at Licensee's sole cost, arrange for the installation of additional direct telephone or information service lines as required for the operation of the Concession in Designated Stores.

9.5 OPERATIONAL SUPPLIES. Licensee shall provide at Licensee's sole expense all operating supplies, materials, products and merchandise that it deems necessary for the professional operation of the Concession in all Designated Marketing Channels. Notwithstanding the foregoing, Sears shall provide at Sears expense Sears standard customer product bags and boxes to Licensed Departments in Designated Stores. Licensee shall be responsible, at Licensee's sole cost, to order from the Sears approved supplier, Sears approved customer bags and boxes as required for the operation of all Concessions operated outside Licensed Departments in Designated Stores.

9.6 NO LIABILITY. Sears shall not be liable to Licensee nor shall Licensee be able to claim compensation of any kind for Sears inability from time to time to provide Licensee with the services specified in this Article 9.0 except claims arising from injury to Customers or employees arising from Sears failure to provide the services outlined in Sections 9.1 and 9.2 of this Agreement.

                          14

10.0      CASH AND CREDIT SALES
          ---------------------

10.1 SALES - GENERAL. Subject to the terms and conditions of this Agreement all sales generated from the operation of the Concession shall be made only on Sears regularly established credit plans, Sears approved third-party credit plans, debit card, cash, Sears gift cards, Sears merchandise certificates, Licensee's gift cards and certificates and cheque or money order made payable to Sears if recorded through a Sears point of sale processing system or made payable to Licensee if recorded through Licensee's own point of sale processing system. Any fund shortages between that recorded at the point of sale and that actually remitted or reported to Sears shall be the responsibility of Licensee.

10.2 CREDIT SALES. Licensee shall accept payments from Customers on Sears regularly established credit plans or on Sears approved third-party credit plans provided that:

     (a) approval of the appropriate Sears Credit Central shall be obtained by Licensee for each individual credit sale on a Sears regularly established credit plan, such approval to be granted at the sole discretion of the appropriate Sears Credit
          Central;

     (b) approval of the appropriate authorization location shall be obtained by Licensee for each individual credit sale on a Sears approved third-party credit plan and the authorization number, Customer's full account number, expiry date and Customer's name shall be shown;

     (c) no part of the carrying or interest charge which may be levied by Sears in connection with any credit sale on a Sears regularly established credit plan, or by any third party on any Sears approved third-party credit plan shall be payable to or credited in any way to Licensee;

     (d) Licensee acknowledges and agrees that it shall be responsible for and charged with any losses on any credit sale for which the proper approval procedures have not been followed; and

     (e) Licensee shall comply with all federal and provincial laws governing credit sales and their solicitation, including but not limited to provisions dealing with disclosure to Customers, finance charges and the like.

10.3 CASH, CHEQUES, AND MONEY ORDERS. Although Sears does not encourage the use of cheques or money orders for payment of any products or services offered for sale in its retail stores, in the event Licensee is required to use:

     (a) its own point of sale processing system Licensee shall accept payments from Customers in cash or may choose, entirely at Licensee's sole responsibility, to accept payment in the form of cheques or money orders made payable to Licensee. Sears Commission shall not be effected by any fund shortages or the inability of Licensee to collect on unpaid or returned Customer cheques or money orders; or

     (b) a Sears point of sale processing system, Licensee shall accept payments from Customers in cash and may choose to accept payment in the form of cheques or money orders made payable to Sears, provided that:

                            15

          (i)   Licensee ensures that all cheques are
                properly completed with the current date, the correct amount (in both locations), Customers address, telephone number, Sears account number or driver's license number and Customer's signature;

          (ii) cheques which are deficient in any of the above requirements shall be returned to Licensee and Licensee shall reimburse Sears for any loss, including any Commission lost as a result of Licensee's failure to obtain properly completed cheques;

          (iii) any and all losses which may be sustained by Sears by reason of non-payment of any cheque upon presentment shall be borne by and charged to Licensee and Sears shall have no liability with respect thereto. Sears may make whatever effort it deems reasonable to collect on such cheques prior to returning said cheques to Licensee;

          (iv) Licensee shall be accountable to Sears, at all times, for the full amount of all cash, cheque or money order payments made by Customers.
                Any shortage in or manipulation of such payments will be deemed to be a misappropriation of funds and will be cause for immediate termination of this Agreement, in whole or in part, by Sears under the provisions of Subsection 20.7 (o) and
                20.7 (p) hereof; and

          (v) Sears Commission shall not be effected by fund shortages or the inability of Licensee to collect on unpaid or returned Customer cheques or money orders.

10.4 SEARS GIFT CARDS AND MERCHANDISE CERTIFICATES. Licensee shall accept all Sears gift cards and merchandise certificates as accepted by all other Sears merchandise departments as payment for Products and Services. Licensee shall follow Sears policies and procedures for the acceptance of such Sears gift cards and merchandise certificates.

10.5 FUTURE SERVICES, DOWN PAYMENTS. Licensee shall not bill or accept payment from a Customer for any Products and Services, to be performed or provided in the future, except Licensee may accept payment for enrolment fees for Licensee's SmileSavers program and for Licensee's gift cards or certificates provided Licensee shall provide Sears with a performance bond or an irrevocable letter of credit in Sears favour in an amount equal to the outstanding liability of Licensee to Customers represented by the pre-payment for services through the Customer's purchase of such the SmileSaver program and the Licensee's gift cards and certificates. Unless otherwise previously approved in writing by Sears, Licensee shall not charge Customers for down payments or for estimates or proposals.

10.6      FEES CHARGED BY SEARS CREDIT PLANS.  In the event
Licensee chooses, or is required to use, its own point of sale processing system, Licensee agrees to pay, and Sears shall have the right to deduct, a fee based on a percentage of each Gross Sale processed through any Sears credit plans including sales made to Customers on the Sears Card ("Merchant Fee"). The Merchant Fee charged shall be negotiated, prior to acceptance of the Sears Card as a method of payment by the Customer, and an agreement with respect to the Merchant Fee must be signed between Licensee and Sears Corporate Credit Department 753.

10.7 FEES CHARGED BY THIRD PARTY CREDIT CARD PLANS. In the event Licensee chooses, or is required to use, its own point of sale processing system, Licensee agrees to pay all installation, communication and third party credit card fees as provided for in Licensee's independent agreement with third party credit service providers.

                           16

10.8 SEARS CREDIT SERVICES. Licensee shall make reference in any advertising of the Products and Services available through all Designated Marketing Channels, that Sears credit services are available. Such advertising shall be subject to the prior approval of Sears as outlined in
Section 13.3.


11.0      LICENSEE'S EMPLOYEES AND EMPLOYEE DISCOUNTS
          -------------------------------------------

11.1 STAFFING OF BUSINESS. Licensee shall at all times staff the operation of the Concession with sufficient, qualified, competent, well trained, professional personnel, who shall demonstrate the morals, safe work habits and attitudes necessary to produce and maintain good relations with Customers.

11.2 SUB-CONTRACTIONG/ SUB-LICENSING. Licensee shall not authorize any person other than its own employees to perform any of Licensee's obligations under this Agreement on Licensee's behalf without the prior written consent of Sears. Such consent may be given or withheld in the sole discretion of Sears.

11.3 EMPLOYEE RELATIONS. Licensee shall have the sole and exclusive control over labour and employee relations and policies relating to wages, hours of work and working conditions of its own employees. Licensee shall have the sole and exclusive right to hire, transfer, suspend, lay off, recall, promote, assign, discipline, adjust grievances and discharge said employees, provided, however, that at any time if Sears so requests, Licensee shall remove from the operation of the Concession in any Designated Marketing Channel any employee as contemplated by Section 11.12.

11.4 SUPERVISION OF EMPLOYEES. Licensee shall diligently supervise its employees in order to protect and enhance the reputation and goodwill of Owner, Sears and Licensee, to develop and maintain high and uniform standards for all aspects of the operation of the Concession and to increase the demand for the Products and Services. Licensee shall be solely responsible for the acts of its employees and agents in the performance and operation of the Concession during the Term and/or any renewal thereof.

11.5 LICENSEE'S RESPONSIBILITY FOR COMPENSATION, ETC. Licensee shall have and agrees to assume complete responsibility for all salaries, other compensation or employee benefits, of all of its employees and shall make all necessary salary deductions and withholdings from said employees' salaries and other compensation. Licensee assumes full responsibility for the payment of any and all contributions, taxes and assessments including any applicable Workers' Compensation or Workplace Safety and Insurance legislation and shall meet all requirements of the Employment Insurance and federal and provincial or territorial income tax and pension plan laws. Licensee shall, at Sears reasonable request, provide evidence to Sears that all payroll obligations to employees have been met in a timely and appropriate manner and that all deductions, withholdings and payments of taxes, contributions and assessments have been duly made by Licensee as required by law. Licensee further agrees to provide Sears, at Sears request, with a list of the range of salaries and benefits provided to its employees involved in the operation of the Concession.

11.6 NO ENTITLEMENT TO SEARS EMPLOYEE BENEFITS. None of the employees, directors, officers or shareholders of Licensee are entitled to any of the benefits that Sears provides for Sears employees, including, but not limited to, disability insurance, group insurance, pension plan, holiday pay, paid vacation, discount privileges or other benefit plans.

11.7 RULES, REGULATIONS, ETC. Licensee represents and warrants that Licensee and

                           17

Licensee's employees, while operating the Concession under this Agreement, will comply with any and all federal, provincial, territorial and local laws, regulations and ordinances and industry standards applicable to such operations and will comply with Sears general rules and regulations which are in effect from time to time in the Designated Stores relating to the conduct of employees in the Designated Store.

11.8 UNDERSTANDING OF EMPLOYMENT FORM. No employees of Licensee shall be considered to be employees or agents of Sears. Licensee shall have all its employees, engaged in the operation of the Concession under this Agreement, sign an Understanding of Employment form, a sample of which is attached as Schedule "C" hereto, and shall provide a copy of all such completed forms to the Sears Human Resources Department in the Designated Stores prior to the employee's engagement in the operation of the Concession in the Designated Stores.


11.9 LICENSEE'S EMPLOYEE DISCOUNT AT SEARS. Sears agrees to grant a discount of fifteen per cent (15%) on all personal purchases made from the Designated Stores, by employees of Licensee working on a regular schedule and reporting to work exclusively at the Licensed Departments located in the Designated Stores and whose employment is solely dedicated to the operation of the Concession in the Designated Stores. Such discount shall be allowed under the terms and conditions as specified by Sears in the Sears Personnel Manual, Employee Discounts section (Paragraphs 4-6) and in any updates or revisions thereto.

11.10 SEARS EMPLOYEE DISCOUNT. Licensee shall grant a discount of fifteen per cent (15%) to all Sears employees and retirees, in addition to all price reductions, promotions and/or discounts offered to Customers who are not Sears employees, on all the Products and Services purchased by Sears employees and retirees.

11.11 LICENSED DEPARTMENT IDENTIFICATION CARD. When dealing with Customers, Licensee's employees operating the Concession shall have available on their person and offer as identification when requested by Customers, an identification card issued by Sears. Licensee shall have, and hereby accepts, responsibility for the control and distribution of such identification cards to ensure they are only held by current employees of Licensee active in the operation of the Concession. Such control shall include the repossession and return to Sears of identification cards from persons who are no longer active in the operation of the Concession including those who are no longer employed by Licensee. In the event the identification cards not repossessed by the Licensee from its employees who are no longer solely involved in the operation of the Concession, or those individuals that no longer are in the employ of the Licensee, are used to obtain a discount from Sears, Licensee shall be responsible for the amount of any such discount granted by Sears in the course of honouring such un-repossessed identification cards.

11.12 Removal of Employees, Contractors, Etc. at Sears Objection. Sears, acting reasonably and in accordance with its own employment practices, may request Licensee to remove from the operation of the Concession any employee, agent, contractor or subcontractor of Licensee who is objectionable to Sears for reasons of safety or security of Customers, employees or merchandise, or whose manner, in Sears sole judgement, impairs Owner's or Sears goodwill or Customer relations. In such cases where:

     (a) Licensee has the right under applicable law to remove the employee, agent, contractor or subcontractor for cause, Licensee shall do so immediately and if Licensee refuses to remove such employee, agent, contractor or subcontractor Sears shall have the right, at its sole option, to terminate this Agreement or to amend Schedule "A" to terminate the right to operate the Concession in the Designated Marketing Channel and/or the Designated Market and/or the

                           18

Designated Store where such employee, agent, contractor or sub-contractor is involved; or

     (b) Licensee is required by applicable law to provide said employee, agent, contractor or subcontractor an opportunity to remedy his or her conduct through a process and over a specified reasonable period of time, Licensee shall do so and monitor the situation and in the event the situation which caused Sears to request the removal of the employee, agent, contractor or sub-contractor from the operation of the Concession is not remedied to Sears sole satisfaction, acting reasonably, within the specified period of time and Licensee refuses to remove such employee, agent, contractor or subcontractor, Sears shall have the right, at its sole option, to terminate this Agreement or to amend Schedule "A" to terminate the right to operate the Concession in the Designated Marketing Channel and/or the Designated Market and/or the Designated Store where such employee, agent, contractor or sub-contractor is involved.

11.13 SEARS MAY WITHHOLD AND PAY MONIES. Licensee agrees that in order to protect the goodwill of Owner, Sears and Licensee it is imperative that Licensee meet its payroll obligations to its employees in a timely manner and in the normal course of business. In the event Licensee fails to meet its payroll obligations in a timely manner in the normal course of business and an employee or former employee of Licensee makes representation to Sears as to wages owed as a result of employment in connection with the operation of the Concession Sears may immediately, after notifying Licensee of such representation, withhold the amount of such wages owed from the settlement with Licensee and make payment of such wages to the employee and/or former employee on behalf of the Licensee.

12.0      CUSTOMER RELATIONS AND ADJUSTMENTS
          ----------------------------------

12.1 CUSTOMER SATISFACTION POLICY. Licensee shall at all times treat all Customers fairly and courteously and shall maintain a policy of "Satisfaction or Money Refunded".

12.2 CUSTOMER COMPLAINTS. Licensee agrees to resolve all complaints and controversies with Customers in a manner fully satisfactory to Sears. In any case in which the resolution of any complaint or controversy is unsatisfactory to Customers, Sears shall have the right, after discussing the complaint or controversy with Licensee or Licensee's employees, to make such adjustment as Sears may deem necessary in the circumstances at Licensee's expense, and any adjustment made by Sears, even when in excess of the selling price of the product or service in question, shall be conclusive and binding upon Licensee. Sears may deduct the amount of any such adjustment from any monies payable to Licensee. Licensee shall maintain and make available to Sears upon request all files pertaining to Customer complaints and adjustments made to Customer accounts.

13.0      PROMOTIONS, ADVERTISING, PUBLICITY
          ----------------------------------

13.1 LICENSEE TO ADVERTISE. Licensee shall, subject to the terms and conditions of this Agreement, actively advertise and promote the sale of the Products and Services authorized by this Agreement to maximize the full sales potential of the Products and Services through each Designated Marketing Channel. Licensee agrees to spend on an annual basis, not less than eight percent (8%) of the planned annual Net Sales on advertising the Products and Services available through the Designated Marketing Channels. The Sears Trademark, as authorized by this Agreement and in accordance with the provisions specified by Sears (on how the Sears Trademark is to be used), shall be used in all advertisements for the Products and

                           19

Services available through the Designated Marketing Channels.

13.2 LICENSEE SHALL PARTICIPATE. Licensee shall participate in all Sears store wide promotional events offering Customers special discounts on purchases which may include but not be limited to events such as special discounts for seniors, G.S.T. free days, special coupon events, etc. Such discounts shall be absorbed as a mark down by Licensee at its sole cost and Sears shall be entitled to its full Commission on the discounted sale price. Licensee shall not be charged for any share of the advertising space devoted by Sears to such storewide events.

13.3      SEARS PRIOR APPROVAL. Licensee shall submit to
Sears for Sears prior approval all signs and advertising copy and plans, including but not limited to sales brochures, newspaper and yellow pages advertisements, radio and television commercials, sales promotional plans and devices (including coupons and contests) intended for any promotion of the Products and Services if Licensee incorporates the Sears Trademark or any other trademark owned by Sears, as made known to Licensee. Sears shall have the right to withhold its approval of such activity based on any of the following:

     (a)  improper use of Sears Trademark;

     (b) concerns surrounding liability, loss of goodwill, damage to Sears reputation or Customer or government relations;

     (c) failure to comply with applicable legislation, regulation or ordinance;

     (d) failure to conform to community or Sears reasonable standards of good taste and honest dealing; or,

     (e) failure to conform to Sears advertising and pricing policies.

13.4 MARKETING AND MARKETING EXPENSES. Licensee shall be offered and shall have the opportunity to participate in Sears regularly scheduled advertising media to promote the Products and Services, on an "as available" basis, at the sole cost of Licensee. Licensee shall reimburse Sears for all marketing expenses including but not limited to advertising expenses, incurred by Sears on behalf of Licensee at Licensee's request (the "Marketing Expenses"). Licensee shall pay all Sears invoices for the Marketing Expenses within thirty (30) days of receipt of the invoice. Licensee shall pay to Sears late payment charges in the amount of one and one-half percent (1.5%) per month. Sears shall have the right to retain out of the Net Sales or any settlement of the sales proceeds made on any Sears credit plans payable to Licensee if such invoices are not paid within thirty (30) days of the issue date of the invoice.

13.5 TELEMARKETING SOLICITATION. Licensee shall not utilize any unsolicited telemarketing solicitation for the Products and Services without obtaining prior written approval from Sears. Such approval may be arbitrarily withheld. If approved, telemarketing solicitation shall be conducted only in accordance with all applicable legislation and Sears policies and procedures.

13.6 INTERNET SOLICITATION. Licensee shall not utilize any unsolicited Internet solicitation for the Products and Services without obtaining prior written approval from Sears. Internet activity, if approved, shall be conducted only in accordance with all applicable legislation and Sears policies and procedures (as outlined in Schedule "D" attached hereto) and all Customer solicitations and communications presentations for the Products and Services utilizing the Internet shall become part of or be "hot linked" to the Sears corporate web site with no facility for the Customer to exit except through the Sears web site.

                          20

13.7 ESTABLISHMENT OF AN INTERNET WEB SITE USING THE SEARS TRADEMARK. Licensee shall not establish an Internet site using the Sears Trademark as part of its marketing, advertising, promotional programs or to conduct sales or any other business transaction without obtaining prior written approval from Sears, or from such other person as Sears shall designate. If approved, Licensee may establish an Internet site using the Sears Trademark for communication with Customers only. Such Internet site shall not be used to communicate with suppliers or any other business partners of Licensee. Such Internet site shall only be used for communication with Customers regarding the operation of the Concession and the presentation, marketing and sale of the Products and Services, and must reside on the Licensee's web server and conform to the Licensed Business on the Internet form attached hereto as Schedule "D" which must be signed and dated as part of this Agreement. The implementation, content and maintenance of this web site shall be through and with the approval of Sears, which approval may be arbitrarily withheld.

13.8      YELLOW PAGES.  Licensee agrees that all Yellow
Page advertising for the Products and Services under the Sears Trademark will be placed through Sears and/or Sears designated agent in the same way Sears places Yellow Page advertising for its own merchandise and service departments. All such advertising shall be at the sole expense of Licensee.

13. PUBLICITY, PRESS RELEASE. Licensee shall not issue any publicity or press release regarding this Agreement, or the operation of the Concession or the procurement, presentation, merchandising, marketing or sale of the Products and Services contemplated hereunder without obtaining Sears prior written approval, which approval may be arbitrarily withheld.

14.0      LICENSEE'S PURCHASES
          --------------------

14.1      PURCHASE IN THE NAME OF LICENSEE.   Licensee hereby
agrees that all purchases, contracts and obligations made or incurred by Licensee in connection with the operation of the Concession and/or the procurement, presentation, merchandising, marketing and sale of the Products and Services under this Agreement shall be made solely in the name of Licensee and under no circumstances shall any legal document, purchase order, letterhead, invoice or other document, expense or obligation of any kind whatsoever be identified with Owner, Sears or Sears Trademark. For greater certainty, under no circumstances will Licensee make any purchase or incur any obligation or expense of any kind whatsoever in the name of Owner, Sears or on their respective behalf.

14.2 NOTIFICATION TO VENDOR. Prior to making any initial purchase involving the operation of the Concession, Licensee shall inform the vendor, in writing, with copy to Sears, that neither Owner nor Sears is obligated in any way for, or as a result of, said purchase.

14.3 INVOICES ISSUED IN ERROR. Upon receipt by Licensee, of an invoice from a supplier identified as an invoice to Sears, Sears Portrait Studio, or the portrait studio at Sears, or identified in any manner with the Sears Trademark, or Sears, Licensee shall immediately advise the supplier in writing, with a copy to Sears, that the supplier has not invoiced correctly and advise the supplier to reissue the invoice to Licensee exclusively in Licensee's own business name.

14.4 PROMPT PAYMENT OF INVOICES. Licensee shall promptly pay all obligations incurred in connection with the operation of the Concession and shall hold Owner and Sears free and harmless from any and all claims, costs or liabilities incurred in connection with the

                           21

operation of the Concession.

14.5 LICENSEE'S NON-COMPLIANCE. In the event Licensee fails to comply, in whole or in part, with any or all of Sections 14.1, 14.2, 14.3 or 14.4, Sears may, in addition to any other remedies afforded it under this Agreement, request, and Licensee shall furnish Sears with a dated detailed accounts payable report including the individual amounts owed, names and addresses of all parties from whom it purchases merchandise and/or services for sale or use under this Agreement, as well as the names and addresses of all other parties with whom it has any business or contractual relations in connection with the operation of the Concession.

14.6 SEARS MAY WITHHOLD MONIES. Licensee agrees that in the event a supplier and/or creditor of Licensee makes representation, and/or provides copies of invoices and shipping and receiving documentation to Sears, as to amounts owing to the said supplier and/or creditor by Licensee (the "Licensee Obligations"), which were incurred by Licensee in connection with the operation of the Concession, and Licensee has not met the terms of the payment agreed, Sears, after discussion with Licensee may withhold the amount of such invoices from the settlement with Licensee until such time as Licensee provides to Sears proof of payment, or Licensee provides documentation from the supplier and/or creditor that verifies that the supplier and/or creditor waives any claim against Owner and Sears for payment of such unpaid invoices, or until such time as Owner and Sears are legally absolved of any responsibility for payment of such unpaid invoices.




14.7 PAYMENT BY SEARS. In the event Licensee, Owner or Sears are found legally responsible for the payment of the Licensee Obligations, and Licensee is unwilling or unable to pay the Licensee Obligations, Licensee agrees Sears may make such payments on Licensee's behalf and deduct the entire amount of such payments from monies due to Licensee by Sears and/or from the monies withheld by Sears from Licensee's settlement.

15.0      LAWS, LICENSES, ORDINANCES AND PERMITS
          --------------------------------------

15.1 COMPLIANCE WITH LAWS. Licensee shall comply with any and all federal, provincial or territorial and local laws, regulations and ordinances and industry standards applicable to operation of the Concession including but not limited to those relevant to environmental matters, those governing credit sales and their solicitation (including but not limited to disclosure to Customers and finance charges), and employment matters (including but not limited to compensation, hours of work, overtime and equal opportunities for employment). Licensee shall comply, and represents and warrants to Sears that it will comply, with all applicable federal, provincial and territorial Human Rights, Employment Standards, Workers' Compensation, Workplace Safety and Insurance and labour relations' legislation.

15.2 PERMITS, LICENSES. Licensee shall, at its sole expense, obtain all permits and licenses which may be required under any applicable federal, provincial or territorial or local law, ordinance, rule or regulation in connection with the operation of the Concession.

15.3 BUSINESS LICENSE. Licensee shall prominently display its business license and, upon the request of Sears, shall prominently display and do all things as Sears in its sole discretion may deem necessary to inform Customers that the Concession is being operated by the Licensee and the Products and Services are being procured, presented, marketed and sold by Licensee under a license from Sears.

16.0      FEES, TAXES
          -----------

                            22

16.1 LICENSEE TO PAY. Licensee shall, at its sole expense, pay and discharge all license fees, business, use, sales, gross receipts, income, separately assessed property, realty or other similar or different taxes including but not limited to provincial or territorial sales taxes and Goods and Services Taxes or assessments which may be charged, levied or payable in connection with the operation of the Concession, excluding however, all taxes and assessments applicable to Sears income from Commissions payable to Sears hereunder or applicable to Sears property.

16.2 LICENSEE TO COLLECT FROM CUSTOMERS. Licensee shall collect from Customers all taxes applicable to the sale of the Products and Services, including but not limited to Goods and Services Tax and provincial or territorial sales tax and other equivalent or similar taxes.

17.0      ACCOUNTING, RECORDS, REPORTS, AUDITS AND INSPECTIONS
          ----------------------------------------------------

17.1 BOOKKEEPING, ACCOUNTING AND OTHER RECORDS. Licensee shall keep and maintain books and records in accordance with generally accepted accounting principles, applied on a consistent basis, which accurately reflect the Gross Sales, deductions, Net Sales and taxes resulting from the operation of the Concession including the advertising expenses which Licensee incurs under this Agreement.

17.2 LICENSEE'S FINANCIAL STATEMENTS. Within one hundred and eighty (180) days of each fiscal year end of Licensee, and upon such other time or times as Sears may reasonably request, including prior to commencing the operation of the Concession, Licensee shall provide to Sears its current financial statements which shall be prepared in accordance with GAAP and which shall include but not be limited to:

     (a)  Licensee's balance sheet; and

     (b)  Licensee's income statement.

17.3 SEARS INSPECTION AND AUDIT RIGTHS OF BOOKS AND RECORDS. Sears or its designate shall have the right, at any reasonable time, and for a period of two (2) years after the expiration or other termination of this Agreement, to review, inspect and audit the books and records of Licensee to determine compliance with this Agreement with respect to the business transacted by the Licensee in the operation of the Concession including the advertising expense incurred by the Licensee under this Agreement and the Commission payable by Licensee to Sears.

17.4 AVAILABILITY OF LICENSSE'S BOOKS AND RECORDS. Licensee shall, at Licensee's sole expense, provide to Sears or its designate, for inspection or audit, such forms, reports, records, financial statements and other information relating to the operation of the Concession and the advertising expense, as Sears may reasonably require within forty eight (48) hours of a request from Sears or at such reasonable times as Sears may specify in writing. Licensee shall make such financial and other information available at such locations as Sears may request, and shall afford Sears or its designate full and free access thereto during regular business hours. Sears or its designate shall have the right to communicate freely with Licensee's employees, and to take extracts from, and copies of all such information.

17.5 UNREPORTED NET SALES. If the Commission payments or reports are delinquent, or if an inspection or audit should reveal that Net Sales have been understated in any report to Sears or not processed through the point of sale register by Licensee, Licensee shall immediately pay to Sears the amount overdue, unreported or understated. If an inspection or

                            23

audit discloses an understatement of Net Sales of two and one half percent (2 1/2%) or more, Licensee shall, in addition to immediate payment to Sears of any amount overdue, unreported or understated, reimburse Sears for all expenses connected with the inspection or audit including, travel expenses and reasonable accounting and legal fees. The foregoing remedies shall be in addition to any other rights Sears may have and shall survive the termination or expiration of this Agreement.

17.6 EXAMINATION OF THE LICENSED DEPARTMENTS, ETC. BY SEARS. Licensee shall permit Sears, or its designate, at any time to examine the merchandise, fixtures and equipment located and/or used in the Licensed Departments in Designated Markets and Designated Stores, and to confer with Licensee and the employees of Licensee, to ensure compliance with this Agreement.

18.0      CONFIDENTIAL INFORMATION
          ------------------------

18.1 SEARS CONFIDENTIAL INFORMATION. Sears policies, processes, operating methods, source relationships, computer software and all tangible items on which there is recorded information related to Sears business, is deemed to be the exclusive property of Sears. In addition all information relating to the presentation, merchandising, marketing and sale of the Products and Services, including but not limited to all Customer lists and Customer information developed by Licensee, its employees or agents, from the operation of the Concession either during the Term and/or any renewal thereof, or after termination of this Agreement is also deemed to be the exclusive property of Sears (collectively, the "Sears Confidential Information"). Licensee shall have no right, title or interest in the Sears Confidential Information.

18.2 LICENSEE'S CONFIDENTIAL INFORMATION. All the policies and processes of Licensee, Licensee operating methods, Licensee's source relationships, any Licensee computer software and information relating to the operation of the Concession and the procurement of the Products and Services, but excluding Customer information and Customer lists derived from the operation of the Concession and/or the presentation, merchandising, marketing, and sale of the Products and Services, is deemed to be the exclusive property of Licensee (collectively, the "Licensee's Confidential Information"). Sears shall have no right, title or interest in such Licensee's Confidential Information.

18.3      NO DISCLOSURE OF CONFIDENTIAL INFORMATION.  All
Sears Confidential Information and Licensee's Confidential Information shall be treated by the parties as confidential and neither party shall reproduce, disclose nor in any way make available, either directly or indirectly, any of the other parties' Confidential Information to any other person, firm, corporation, association or organization at any time without the prior written consent of the party whose Confidential Information is being disclosed provided however that Licensee may disclose Confidential Information to employees of its outside marketing agency involved in developing marketing plans and materials on a "need to know" basis and who agree to honour the confidentiality of the information. Licensee shall ensure that all employee contracts contain an express written provision to this effect. The parties agree that they shall be responsible for any breach of this Article 18.0 by their employees or any third party.

18.4      LICENSEE'S PROTECTION OF ALL SEARS CONFIDENTIAL
INFORMATION.  Licensee shall protect all Sears Confidential
Information from destruction, loss, theft, misuse or disclosure during the Term and/or any renewal thereof.

18.5      RESTRICTED USE OF SEARS CONFIDENTIAL INFORMATION.
Licensee agrees not use

                         24

or permit others to use any Sears Confidential Information in any manner except in connection with the operation of the Concession during the Term and/or any renewal thereof.

18.6 LICENSEE MAINTENANCE OF SEARS CONFIDENTIAL INFORMATION. Licensee shall at all times maintain all Sears Confidential Information physically separated and distinct from any customer lists and information Licensee may maintain that is unrelated to this Agreement and the operation of the Concession.

18.7 RETURN OF SEARS CONFIDENTIAL INFORMATION. Upon termination of this Agreement for any reason, Licensee shall immediately deliver to Sears all copies of any Sears Confidential Information including but not limited to all copies of Customer lists, potential Customer lists and all other copies of information concerning Customers, whether written, computerized or otherwise. Licensee and its officers, directors, employees, agents, designees, successors and assigns, shall not use any Sears Confidential Information to solicit any Customers in any manner whatsoever.

19.0      INDEMNITY BY LICENSEE
          ---------------------

19.1 INDEMNITY. Licensee covenants and agrees that it will protect, defend, hold harmless and indemnify Owner and Sears and their respective directors, officers, employees, authorized representatives, agents and assigns from and against:

     (a) any and all expenses (including but not limited to reasonable legal fees and disbursements), suits, claims, demands, actions, causes of action, liabilities, damages, judgements, fines, penalties, fees, losses and proceedings of any kind whatsoever (including, without limitation, death or injury to persons and damage to property), actually or allegedly resulting from or connected with the operation of the Concession and the use by anyone of Products and Services, including without limitation, goods sold, work done, services rendered or products utilized therein, any actual or alleged infringement of any patent, trademark, copyright, confidential relationship, trade secret or other proprietary right of third parties, any claims by Licensee's employees, suppliers, and any third parties or Customers, including but not limited to failure to pay suppliers, lack of repair in or about the Licensed Departments, the operation of or defects in any machinery, vehicles, or equipment used in connection with the operation of the Concession and the use by anyone of the Products and Services, or from the omission to act or commission of any act, lawful or unlawful, by Licensee or its agents, employees or designees, whether or not such act is within the scope of the employment of such agents, employees, or designees;

     (b) without limiting the generality of Subsection 19.1 (a), any and all penalties, judgements, taxes or fines of any nature or kind whatsoever, including but not limited to reasonable legal fees and disbursements which may be incurred by Sears by reason of the alleged or actual violation by Licensee, its employees, officers, directors, sub-contractors or agents, of any federal, provincial or territorial or municipal law, ordinance or regulation; and

     (c) without limiting the generality of Subsection 19.1(a), any and all claims, actions or costs (including legal costs, retroactive wages, awards, damages and penalties) made against any of them by any employee of Licensee:
          (i)   for salary and wages, fringe benefits,
                compensation, arbitration, severance or
                relocation costs;

                           25

          (ii)  under the WORKPLACE SAFETY AND INSURANCE ACT,
                1997 (Ontario) or equivalent or similar
                legislation in any province or territory and any successor legislation thereof;


          (iii) arising out of any alleged negligence, acts or omissions of any person, including Sears, except where said act or omission by Sears is the sole cause of said claim; and

          (iv) arising out of employment or termination of employment for any reason whatsoever;

and notwithstanding anything to the contrary contained in this Agreement, such indemnification in respect of any breach, violation or nonperformance, damage to third parties property, injury or death occurring during the Term and/or any renewal thereof will survive the termination of this Agreement.

20.0      TERMINATION
          -----------

20.1 NO FAULT TERMINATION. Licensee, Owner or Sears shall each have the right to terminate this Agreement without cause, cost, penalty or damages for any reason whatsoever upon providing the other parties with at least one hundred and eighty (180) days written notice at any time during the Term and/or any renewal thereof.

20.2 AUTOMATIC TERMINATION. This Agreement shall terminate without cause, cost, penalty or damages at the end of the Term and/or any renewal thereof.

20.3 TERMINATION NOTICE UPON CLOSING OF DESIGNATED STORES. Licensee agrees that Sears may, solely at Sears discretion, terminate or amend this Agreement in whole or in part without notice, due to the closing of Designated Stores during the Term and/or any renewal thereof. The parties recognize that, because of the many factors involved, a requirement that Sears give notice to Licensee of the Designated Stores closing prior to a public announcement is not possible. Licensee shall be entitled to a notice of amendment and/or termination of this Agreement due to the closing of the Designated Stores concurrent with the public announcement of said closing. The time period between the public announcement of such closing and the actual closing date shall be considered an adequate notice period to Licensee and Licensee shall not be entitled to recover, from Owner or Sears, any damages incurred as a result of said closing.

20.4      CHANGE OF LOCATION, DIMENSIONS OR SPACE OF THE
LICENSED DEPARTMENTS.  Licensee hereby acknowledges that:

     (a) Sears marketing, merchandising, retailing and development plans are under constant review and that plans for such marketing, merchandising, retailing and development may change from time to time and such changes may necessitate a change of location, dimensions, amount of space of the Licensed Departments and/or the termination of any or all the Licensed Departments located in Designated Stores;

     (b) In the event Sears determines that a change of location, dimensions or amount of space occupied by any or all of the Licensed Departments locations is necessary in Designated Stores, Sears will use its best efforts to provide a space

                           26

          and location for the Licensed Department, in the same
          Designated Store, of similar customer exposure, prominence and size;

     (c) In the event the new location is acceptable to Licensee and the furniture, fixtures and equipment complement the new presentation in the Designated Store and is of the current generation of the Sears approved presentation for the Licensed Department:

          (i) Sears shall provide the decor presentation and leasehold improvements to the current level in the new location at Sears expense;

          (ii) Licensee shall move and install all existing furniture, fixtures and equipment into the new location and shall provide and install any new furniture, fixtures and equipment as required, in Sears opinion necessary to professionally operate the Concession and professionally present the Products and Services in the new location at Licensee's expense;

     (d) In the event the new location is acceptable to Licensee and the furniture, fixtures, equipment and/or leasehold improvements do not, in Sears reasonable opinion, complement the Designated Store and/or are not of the current generation of the Sears approved presentation for the Licensed Department, the re-location shall be assumed to be a closure of the old location and the opening of a new location for the purposes of the responsibilities and the obligation for the payment of the costs of the re-location for both parties;

     (e) Notwithstanding Article 6.0, if such changed location or space is not satisfactory to Licensee, Licensee may vacate the Licensed Departments at such Designated Stores, without cost or penalty to any of the parties, and Schedule "A" shall be amended by Sears accordingly.

20.5 FAILURE TO GIVE NOTICE. Failure by any party to give notice or otherwise object to any default, failure or breach under this Agreement by any other party, or any waiver of the same by any party shall not affect or impair such party's rights in respect of continuous or any subsequent default, failure or breach nor shall any delay or omission by any party in exercising or failing to exercise any right arising from any default, failure or breach hereunder, affect or impair such party's rights in respect of the same or any other default, failure or breach.

20.6 TERMINATION WITH CAUSE ON THIRTY (30) DAYS NOTICE. This Agreement and all rights granted hereunder may (at Sears exclusive option) for cause, be terminated, or be amended, and Schedule "A" adjusted accordingly, by Sears as it may relate to any individual Designated Marketing Channel, Designated Market or any Licensed Department in any Designated Market and/or Designated Store, at any time, upon giving at least thirty (30) days prior written notice to Licensee. Sufficient cause for termination or amendment of the Agreement by Sears shall include, but not be limited to:

     (a) Licensee's failure to comply with any of the terms, provisions or conditions of this Agreement and such failure is not rectified within such thirty (30) day period;

     (b) Licensee's failure to remove from the operation of the Concession an employee, agent, contractor or subcontractor to which Sears objects pursuant to
          Section 11.12 (b) before the expiry of such thirty
          (30) day notice period;

                            27

     (c) Licensee's failure to operate the Concession in accordance with Licensee's own operational standards and processes as provided in Licensee's other retail operations or as outlined in Licensee's operations manual if such failure is not rectified within such thirty (30) day notice period;

     (d) Sears determination, in its sole discretion, that the operations, conduct or business practices of Licensee or Licensee's employees are detrimental to Owner's and/or Sears reputation, goodwill, relationship with its Customers and/or suppliers or otherwise adversely affects Owner's and/or
          Sears operations, merchandise and/or property if such failure is not rectified within such thirty
          (30) day notice period;

     (e) Licensee's failure to provide evidence of insurance as required by Section 22.5 and 22.6, and/or, in Sears sole discretion, the insurance policies obtained by Licensee do not afford adequate protection for Owner and Sears, and Licensee fails to provide to Sears evidence of insurance or such additional insurance as Sears may require, within thirty (30) days of notice of same being given by Sears to Licensee if such failure is not rectified within such thirty (30) day notice period.

Such termination for cause shall not prejudice the enforcement of any other legal right or remedy Sears may have under this Agreement.

20.7 TERMINATION WITH CAUSE IMMEDIATELY. Notwithstanding anything to the contrary, this Agreement and all rights granted hereunder may, for cause, be terminated in their entirety or may be amended, and Schedule "A" adjusted accordingly, as it may relate to any individual Designated
Marketing Channel, Designated Market or any Licensed Department in any Designated Market and/or Designated Store, by Sears, at any time, upon written notice to Licensee, effective immediately, if the cause for termination or amendment is due to:

     (a) the Licensee instituting any proceedings under any statute or otherwise related to insolvency or bankruptcy of Licensee, or should any proceeding under any statute or otherwise be instituted against Licensee;

     (b) the apparent insolvency or bankruptcy of Licensee due to its inability to meet its financial commitments as they become due;

     (c) the Licensee making a proposal or filing a notice of intention to make a proposal or an application under the Companies' Creditors Arrangement Act (Canada) or similar legislation then in place;


     (d) a secured creditor of Licensee giving notice of its intention to enforce its security on the property of Licensee;

     (e) any property of Licensee passing into the hands of any receiver, assignee, officer of the law or creditor, pursuant to the Bankruptcy and Insolvency Act (Canada) or similar legislation then in place;

     (f) Licensee's failure to discharge, vary or stay within such time period as action must be taken in order to discharge, vary or stay a distress or execution against any of the undertaking, business, property or assets of the Licensee;

     (g) Licensee making or purporting to make a sale of its assets which is not in the

                            28

          ordinary course of its business;

     (h) Licensee making or purporting to make a general assignment for the benefit of creditors;

     (i) a court order or a resolution being passed for the winding up or liquidation of the Licensee if the Licensee is a corporation;

     (j) the Licensee passing or purporting to pass, or taking or purporting to take any corporate proceedings for its dissolution, liquidation or amalgamation if the Licensee is a corporation;

     (k) the Licensee loosing its charter by expiration, forfeiture or otherwise if incorporated, looses its status as a corporation;

     (l) Licensee's failure to operate and conduct business in any Licensed Department during Normal Business Hours for more than three (3) consecutive business days, except if necessary due to remodeling or repairs subject to Sears prior approval;

     (m) Licensee permitting the Licensed Department to be used by any other party other than such as is properly entitled to use same;

     (n) Licensee vacating, abandoning or ceasing to operate the Concession in any Designated Marketing Channel,
          Designated Market or Designated Store without Sears prior written approval;

     (o) Licensee's misappropriation of funds, including but not limited to any shortage in or manipulation of any Customer payments, unless arising from Licensee's employee dishonesty and provided such employee is immediately removed from the Licensed Department and any involvement in the operation of the Concession in any Designated Marketing Channel and complete restitution is made by Licensee to Sears satisfaction;

     (p) Licensee's misappropriation of Sears assets, unless arising from Licensee's employee's dishonesty and provided such employee is immediately removed from the Licensed Department and any involvement in the operation of the Concession in any Designated Marketing Channel and complete restitution is made by Licensee to Sears satisfaction;

     (q) the disclosure to any third party by Licensee or any of its directors, officers, shareholders or employees of any Sears Confidential Information;

     (r) Licensee's authorization of persons other than employees of Licensee to perform any of Licensee's obligations under this Agreement;

     (s) Licensee's provision to Sears of incomplete, false or misleading information in connection with the application to be approved as a licensee of Sears;

     (t) Licensee engaging at any time in disorderly conduct that offends moral values or which constitutes moral turpitude, all as determined by Sears in Sears sole discretion;

     (u) a Change of Control without Sears prior written approval;

                            29

     (v) Licensee's failure to remove from the operation of the Concession an employee, agent, contractor or subcontractor to which Sears objects pursuant to
          Section 11.12 (a);

     (w) Licensee's implementation of a Change of Practice without Sears prior written approval and consent to the changes in the operation of the Concession;

     (x) Licensee's failure to meet its employment payroll obligations in an appropriate and timely manner; or,

     (y) Licensee's refusal to co-operate with Sears in the performance of this Agreement, or Licensee's failure or refusal, within three (3) days after receipt of written notice from Sears, to comply with any material provision or condition, including but not limited to failure to pay Commission owed to Sears.

Such immediate termination or amendment to Schedule "A", for cause, shall not prejudice the enforcement of any other legal right or remedy that Sears may have under this Agreement.

20.8 FORCE MAJEURE. If any party is unable to perform its obligations under this Agreement due to strike, fire, flood, or act of God, and such condition subsists for thirty (30) consecutive days, any party may terminate this Agreement forthwith without cost, penalty or damages upon providing written notice of termination to the other parties.

20.9 NON-OPPRESSIVE. Licensee acknowledges and agrees that if Owner or Sears terminates this Agreement and gives
Licensee a notice of termination as provided for in this Agreement:

     (a) such termination by Owner or Sears was entirely contemplated by Licensee, and was within the spirit of negotiations between them for the license and any other rights granted hereunder prior to, and at the time of, the execution of this Agreement by the parties;

     (b)  the provisions of this Article 20.0 and Article
          21.0 are just, equitable and non-oppressive to Licensee; and

20.10     LICENSEE'S, OWNER'S AND SEARS RIGHTS AFTER
TERMINATION.   After the termination of this Agreement in
accordance with the terms herein, it is agreed that Licensee shall not have any right or interest in future contracts entered into by Owner or Sears relating to the subject matter of this Agreement or the operation of any business which is the same or similar to that contemplated by this Agreement and it is further agreed that Owner or Sears may, without incurring any liability to Licensee:

     (a) enter into an agreement for the operation of a Concession and/or the procurement, presentation, merchandising, marketing and/or sale of the same or similar Products and Services with any person or organization Sears chooses;

     (b) directly operate a department to procure, present, market and/or sell the same or any similar Products and Services itself; or,

     (c) completely terminate the operation of the Concession and/or the procurement, presentation, merchandising, marketing and/or sale of such Products and Services.

                           30

21.0      CONSEQUENCES UPON TERMINATION
          -----------------------------

21.1 IMMEDIATELY UPON TERMINATION. Immediately upon expiration or any termination of this Agreement, Licensee shall:

     (a) cease all use of the Sears Trademark and otherwise comply with the requirements of Section 3.15, and remove from Licensee's own premises and/or the Licensed Departments and return to Sears, all signs, work orders, invoices and related documentation bearing the Sears Trademark or any other Sears identification, failing which Owner or Sears shall have the right to enter any of Licensee's premises to do so, at Licensee's sole cost;

     (b) return to Sears, or as Sears may direct, all Sears property, including but not limited to all Sears Confidential Information, employee identification cards, Sears merchandise, forms, signing, operating guides, sales and distribution reports;

     (c) transfer to Sears, or as Sears may direct, all Customer goods and Customer contracts which are outstanding as at the date of expiration or other termination;

     (d) cease to use all listed telephone and facsimile numbers used for the operation of the Concession transfer such numbers to Sears or as Sears may direct, and notify the telephone company of the transfer. Licensee hereby appoints Sears as its true and lawful attorney in fact, for it and in its name, place and stead to execute and deliver any and all documents and instruments as may be required to transfer such telephone and facsimile numbers to Sears or as Sears may direct; and,

     (e) Licensee shall at its sole expense remove all of Licensee's inventory, furniture, fixtures, equipment and supplies from any Designated Store, and Licensee shall, without delay and without any expense to Owner or Sears whatsoever, repair any damage to the premises caused by such removal and surrender the Licensed Departments to Sears in good condition and repair, ordinary wear and tear excepted. Licensee acknowledges and agrees that, failure by the Licensee to remove its inventory, furniture, fixtures, equipment, and supplies, within the seven (7) days immediately following the date of expiration or any termination of this Agreement for any reason, shall constitute abandonment of such Licensee's assets, including without limitation, all inventory, furniture, fixtures, equipment and supplies and Sears may, at Sears exclusive option, and at Licensee's sole cost and risk, and without any liability whatsoever to Licensee dispose of the Licensee's assets including without limitation all inventory, furniture, fixtures, equipment and supplies without cost, penalty or damages owed to Licensee by Sears.

21.2 DISENGAGEMENET COSTS. Licensee acknowledges and agrees that neither Owner nor Sears shall have any liability to Licensee for any disengagement or termination costs.
Without limiting the generality of the foregoing, Licensee shall assume, to the complete exoneration of Owner and Sears, all costs and expenses relating to legal, administration, overhead, employees' wages and all other costs relating to severance, pensions, employment insurance and employer/employee contracts and Licensee shall indemnify and hold Owner and Sears harmless from any and all claims, actions arising therefrom and all costs and expenses connected therewith.

21.3 LICENSED DEPARTMENT RESTORATION COSTS. Notwithstanding anything to the

                            31

contrary in this Agreement, Licensee acknowledges and agrees that if the operation of the Concession in a Licensed Department in a Designated Store is terminated, vacated or abandoned by Licensee or terminated by Sears for cause, Licensee shall pay to Sears the amount of ten thousand dollars ($10,000) to help defray any expense incurred by Sears in the preparation of such effected the Licensed Department in the Designated Store for use by the Licensee.

21.4 LOSS OF BUSINESS. Licensee acknowledges and agrees that neither Owner nor Sears shall have any liability to Licensee for payment of any actual, perceived and/or anticipated loss of revenue or profit. Owner and Sears do not have any liability to Licensee for payment of any actual, perceived and/or anticipated decrease in value of Licensee's business due to the expiration or termination of this Agreement by any party, for any reason.

21.5 SURVIVAL. The expiration or other termination of this Agreement shall not relieve any party from its obligations which survive the termination of this Agreement, including but not limited to the obligation to pay any amount due hereunder and the obligations and provisions of Sections 3.1, 3.3, 3.4, 3.5, 3.9, 3.11, 3.12, 3.13, 3.15, 4.4, 7.5, 9.6,
10.3 (b) (ii) (iii), (iv) and (v), 10.6, 10.7, 11.5, 11.6,
11.11, 11.13, 12.2, 13.4, 13.8, 13.9, 15.1, 15.2, 20.09, 20.10,
22.6, 22.7, 33.2 and Articles 5.0, 14.0, 16.0, 17.0, 18.0, 19.0,
22.2, 23.0, 24.0 27.0, 28.0, 32.0, 37.0, 39.0 and this
Article 21.0.

21.6 NO SOLICITATION. From and after expiration or other termination for any reason of this Agreement, Licensee and its officers, directors, employees and/or agents shall not use any
 Sears Confidential Information including but not limited to Customer lists and information to solicit any Customers for any reason.

22.0      INSURANCE
          ---------

22.1 POLICIES OF INSURANCE REQUIRED. Licensee hereby agrees and covenants that it shall, at its sole expense, obtain and maintain, during the term of this Agreement, the following policies of insurance from a company or companies satisfactory to Sears and adequate to fully protect Owner, Sears and Licensee from and against all expenses, claims, actions, liabilities and losses arising out of subjects covered by said policies of insurance:

     (a) Workers' Compensation Insurance or Workplace Safety & Insurance coverage with the applicable Provincial or Territorial Workplace Safety & Insurance Board and/or Employer's Liability Insurance covering all persons employed or working in connection with the operation of the Concession and the procurement, presentation, merchandising, marketing and sale of the Products and Services;

     (b) Comprehensive General Liability Insurance, including but not limited to Products and Completed Operations coverage with a 24 month indemnity period and containing a Contractual Liability Endorsement specifically covering Licensee's indemnification of Sears under this Agreement. The policy must contain a Cross Liability Article and must not have any exclusions for work done by sub-contractors and/or sub-trades. This policy must also provide coverage for Non-Owned Automobile Liability as well as Tenant's legal liability. The limits of liability must not be less than Two Million Dollars ($2,000,000.00) for bodily injury, death and property damage;

     (c) Motor Vehicle Liability Insurance covering all vehicles used by Licensee in connection with the operation of the Concession with limits of not less than Two Million Dollars ($2,000,000.00), combined single limit for bodily injury, death and property damage per accident;

                            32

     (d) All Risk Property Insurance, including theft upon Licensee's property, equipment and merchandise utilized in connection with the operation of the Concession. The policy shall also cover any and all Sears and/or Customer assets in the care, custody and/or control of Licensee in an amount not less than the Full Replacement Cost thereof; and,

     (e) Employee Fidelity coverage to include Licensee and all those under its direction involved in the operation of the Concession and/or the procurement, presentation, merchandising, marketing and/or sale of the Products and Services in an amount not less than Ten Thousand Dollars ($10,000.00).

22.2 SELF INSURED, ALL RISK PROPERTY INSURANCE. Sears agrees that Licensee may self insure for All Risk Property Insurance pursuant to Section 22.1 (d), including all damages and/or theft of property, furniture, equipment, inventory and merchandise used in connections with the operation of the Concession, regardless of the reason for the damage or loss, provided Licensee will hold Sears and Owner harmless from and against any claims or damages to any of Licensee's assets including but not limited to Licensee's property, furniture, equipment, inventory and merchandise. Furthermore, Licensee shall accept sole responsibility for the greater of the full replacement cost of any Sears or Customers' lost or damaged assets within the care, custody or control of Licensee or any amount awarded by an arbitrator or court of law to Sears or to Customers as compensation for such losses regardless of the reason for such damage or loss. Sears shall have the right to withhold the amount of any such claims from any settlement between License and Sears in the event Licensee fails to provide compensation to Sears or the Customer.

22.3 ADDITIONAL NAMED INSUREDS. All policies of insurance required by Section 22.1 (b), (c), (d) and (e) shall name Sears Canada Inc. and Sears, Roebuck and Co. as
Named Additional Insureds and such policies shall not be subject to material change or cancellation except upon at least thirty (30) days prior written notice. Said policies shall be prepared in such a form that neither Owner or Sears shall be liable for any premiums.

22.4 WAIVER OF SUBROGATION. All policies of insurance required by Section 22.1 (d) shall contain a Waiver of Subrogation in favour of Sears.

22.5      EVIDENCE OF INSURANCE.  Licensee shall provide to
Sears copies of policies or Certificates of Insurance as evidence of the insurance required by Section 22.1 (b), (c),
(d) and (e) both:

     (a) prior to commencement of the operation of the Concession in any Designated Marketing Channel;
          and

     (b) upon each anniversary date of the policy or policies.

22.6 EVIDENCE OF WORKERS' COMPENSATION INSURANCE COVERAGE. Licensee shall provide to Sears quarterly proof of paid up coverage for Workers' Compensation Insurance or Workplace Safety and Insurance coverage, or similar coverage under the legislative requirements of the applicable province or territory and any replacement or successor thereof, in the form of a provincial certificate of good standing, or a provincial financial statement showing Licensee has paid amounts owing in full in each Province the Concession is operated. In addition, upon expiration or other termination of this Agreement, Licensee shall provide to Sears evidence of compliance with Workers' Compensation Insurance or Workplace Safety and Insurance or equivalent or similar coverage under the legislative requirements of the applicable province or territory and any replacement or successor thereof.

                         33

22.7      INADEQUATE INSURANCE, ETC.  In the event:

     (a) Licensee fails to provide evidence of insurance as required by Sections 22.5 and/or 22.6; or,

     (b) Sears sole discretion, the policies obtained by Licensee do not afford adequate protection for Sears,

Licensee shall deliver to Sears evidence of insurance or such additional insurance as Sears may require, within fifteen (15)
 days of notice of same being given by Sears to Licensee, failing which Sears shall have the right, at its option, to:

     (i) obtain such insurance or additional insurance at the expense of Licensee and to invoice Licensee and offset same from any monies payable to Licensee; or,

     (ii) immediately terminate this Agreement pursuant to Subsection 20.6(e).

22.8 SEARS APPROVAL. Any approval by Sears of any of the insurance policies obtained by Licensee, or any insurance or additional insurance obtained by Sears on Licensee's behalf shall not relieve Licensee from any of its obligations under this Agreement.


23.0      LOSS, DAMAGE, DESTRUCTION, ETC.
          -------------------------------

23.1 Loss of Business, Damages, Etc. Neither Owner nor Sears shall be responsible for or liable to Licensee for any loss of business suffered by Licensee or for any damage or injury to Licensee or to Licensee's property, or to the property of Licensee's employees, agents or designees, by any cause whatsoever.

24.0      RELATIONSHIP
          ------------

24.1      INDEPENDENT CONTRACTOR.  It is intended that
Licensee shall operate in the capacity of an independent contractor, and that nothing contained in or done pursuant to this Agreement is to be construed as creating a partnership, agency or joint venture between or among the parties and no party shall become bound by any conduct, representation, act or omission of the other party. Licensee shall not do any act or make any statement that may imply that Sears in any manner owns, controls, operates or is a franchiser for the operation of the Concession or the procurement, presentation, merchandising, marketing or sale of the Products and Services.

25.0      INDEPENDENT LEGAL ADVICE
          ------------------------

25.1      INDEPENDENT ADVICE.  Licensee acknowledges that
Sears has advised Licensee that prior to the execution by Licensee of this Agreement, Licensee has the right to obtain independent legal advice.

26.0      TRANSFER AND ASSIGNMENT
          -----------------------

26.1      NO ASSIGNMENT BY LICENSEE WITHOUT CONSENT.
Licensee acknowledges that

                         34

Sears, in granting this license and the rights and interests under this Agreement, has relied upon, among other things, the character, background, qualifications and financial ability of Licensee and, where applicable, its partners, officers, directors, shareholders and managers. Accordingly, this Agreement, Licensee's rights and interests hereunder and the assets owned and used by Licensee in connection with the operation of the Concession shall not be encumbered, sold, assigned or transferred in whole or in part in any manner whatsoever including pursuant to an order of a Court under the Family Law Act (Ontario), or any applicable matrimonial property legislation relating to Licensee without the prior written consent of Sears, which consent may be withheld at Sears sole discretion.

26.2 CHANGE OF CONTROL IS DEEMED AN ASSIGNMENT. If Licensee is a corporation or partnership, any actual or proposed Change of Control in such corporation or partnership shall be deemed to be an assignment or proposed assignment and shall be subject to all of the requirements of this
Article 26.0. Licensee shall make available to Sears or its designate all of its corporate or partnership records, as the case may be, for inspection at all reasonable times, in order to ascertain whether any Change of Control has occurred.

26.3 ASSIGNMENT NULL AND VOID. Any actual or purported assignment occurring by operation of law or otherwise without Sears prior written consent shall be a material default of this Agreement and shall be null and void.

26.4      ASSIGNMENT BY SEARS.  Licensee acknowledges that
Sears may, at its sole discretion, assign, encumber or transfer its rights under this Agreement.

27.0      SEARS RIGHT TO RETAIN AND OFFSET AMOUNTS, LIEN AND
          --------------------------------------------------
           SECURITY INTEREST
           -----------------

27.1 RIGHT TO RETAIN AND OFFSET AMOUNTS. Sears, at its exclusive discretion, may retain and offset any amount owing to Licensee under this Agreement which Sears deems necessary to meet the obligations of Licensee under this Agreement including but not limited to any overdue invoices for the Marketing Expenses, the amount of any overdue invoices payable to any supplier of Licensee, the amount of any overdue wages to Licensee's employees, the amount of any matter for which Sears is indemnified by Licensee under Article 19.0, and any other amounts payable to Sears.

28.0      ENUREMENT
          ---------

28.1 This Agreement shall be binding upon Licensee and upon its heirs, executors, legal personal representatives, successors and permitted assigns and shall be binding upon and enure to the benefit of Owner and Sears and their respective successors and assigns, it being expressly stipulated that nothing herein shall authorize an assignment or sub-license under this Agreement or any delegation of any duties hereunder by Licensee without the prior written consent of Sears, which consent may be arbitrarily withheld.

29.0      PRICES
          ------

29.1      Notwithstanding Section 4.8, nothing in this
Agreement shall be construed as giving Owner or Sears any right or power to effect or control the price of merchandise or services, which shall be offered hereunder in the operation of the Concession said right and power being retained exclusively by Licensee.

                           35

30.0      NOTICES
          -------

30.1 Any notice, consent, approvals, statements, authorizations, documents or other communications
(collectively "notices") required or permitted to be given under this Agreement shall be in writing and shall be delivered personally, or mailed by registered mail, postage prepaid or by facsimile transmission followed by registered mail, postage prepaid to the said parties at their respective addresses set forth hereunder, namely;

To Sears at:    Sears Canada Inc.
                Department 895A
                222 Jarvis Street
                Toronto, Ontario
                M5B 2B8
                Attention:  National Manager, Licensed
                            Businesses
                Facsimile Number: (416) 941-3100

With a Copy to: Sears Canada Inc.
                Department 766
                222 Jarvis Street
                Toronto, Ontario
                M5B 2B8
                Attention:  The Secretary
                Facsimile Number: (416) 941-2321

And a copy to: Sears, Roebuck and Co.
               Department 766 - B06 - 311B
               Sears Merchandise Group
               3333 Beverly Road
               Hoffman Estates,
               Illinois, U.S.A.  60176
               Facsimile Number: (708) 286-4511

To Licensee at: CPI Corp.
                46 Hedgedale Road
                Brampton, Ontario
                L6T 5L2
                Attention: Vice-President and General
                            Manager
                Facsimile Number: (905) 455-7593

And a copy to:  CPI Corp.
                1706 Washington Avenue
                St Louis, Missouri, U.S.A. 63103
                Attention: President, Portrait Studio
                            Division
                Facsimile Number: (314) 231-8150

And a copy to: CPI Corp.
               1706 Washington Avenue
               St Louis, Missouri, U.S.A. 63103
               Attention: General Counsel
               Facsimile Number: (314) 231-4233

                          36

Any notice, if delivered personally or sent by facsimile transmission, shall be deemed to have been given on the date of delivery or transmission, and if mailed, shall be deemed to have been given on the fifth (5th) day following the date of mailing. When notice is delivered by facsimile transmission, the original notice must be delivered promptly thereafter.

31.0      PREVIOUS AGREEMENTS
          -------------------

31.1 All existing agreements between Licensee, Owner and Sears and any prior arrangements, if any concerning the operation of the Concession are hereby cancelled and the terms and provisions hereof are in each case substituted therefore, effective in each case with the opening of business on the first day of the Term of this Agreement provided that any payments required thereunder or any subsequent amendments and any liabilities thereunder shall survive such termination.

32.0      ENTIRE AGREEMENT
          ----------------

32.1 This Agreement sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof. This Agreement shall not be supplemented, modified or amended except by a written instrument signed by Licensee (or by a duly authorized officer if Licensee is a corporation) and by a duly authorized officer or agent of Sears and Owner, and no person has or shall have the authority to supplement, modify or amend this Agreement in any other manner, subject only to the attached Schedules, which Schedules may be amended from time to time at the sole discretion of Sears, by written notice from Sears to Licensee.

33.0      NO REPRESENTATIONS
          ------------------

33.1 Licensee acknowledges and confirms that no promises or representations whatsoever have been made to Licensee, as to the potential amount of business, revenue, profit or otherwise, Licensee can expect at any time during the Term and/or any renewal thereof.

33.2 Licensee represents and warrants that Licensee is solely responsible for any costs or expenses incurred related to this Agreement and agrees that neither Owner nor Sears shall be obligated for any expenses incurred by Licensee in connection with any increase in the number of its employees or expenditures made by Licensee for facilities or equipment, or any other costs or expenses whatsoever incurred by Licensee in connection with the operation of the Concession.

34.0      APPROVALS AND CONSENTS
          ----------------------

34.1 Any approvals or consents required to be obtained from Sears pursuant to this Agreement shall be in writing and may be unreasonably withheld by Sears at its sole discretion unless otherwise expressly provided for in this Agreement.

35.0      OTHER AGREEMENTS
          ----------------

35.1 If any claim is made by a third party that this Agreement in any way contravenes any previous agreement entered into by Sears or such third party as to the operation of any

                           37

Designated Stores, the shopping centre or facility of which such Designated Stores forms a part, Sears shall conduct a thorough investigation of such claim and shall give
Licensee notice of such claim and disclose to Licensee the results of such investigation. It is understood and agreed that if Sears determines that this Agreement does in fact contravene any such previous agreement then this Agreement shall be automatically terminated without cost, penalty or damages, as it relates to such Designated Stores, otherwise this Agreement shall continue and remain in full force and effect.

36.0      SEVERABILITY
          ------------

36.1 If any term, provision or condition of this Agreement shall be held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining terms, provisions and conditions shall be and remain in full force and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Licensee and Sears agree that all of the terms, provisions and conditions of this Agreement are reasonable and are not unduly harsh in the circumstances.

37.0      GOVERNING LAWS
          --------------

37.1 This Agreement shall be interpreted and governed by the laws of the Province of Ontario and the laws of Canada applicable therein, and the parties hereby irrevocably submit to the jurisdiction of the courts of Ontario and all courts competent to hear appeals therefrom.

38.0      HEADINGS
          --------

38.1 All Article and Section headings and table of contents appearing in this Agreement or any Schedule hereto have been inserted for convenience of reference only and shall not in any way effect or be considered in any construction or interpretation of this Agreement.

39.0      CUMULATIVE REMEDIES
          -------------------

39.1 It is agreed that the remedies provided to Owner and/or Sears for any default, failure or breach in this Agreement are distinct, separate and cumulative and no one of them whether or not exercised by Owner or Sears shall be deemed to exclude any other rights or remedies provided to Owner and/or Sears in this Agreement, by law or equity.

40.0      GRAMMATICAL VARIATIONS
          ----------------------

40.1 In this Agreement, whenever the context so requires grammatical variations of any term defined herein shall have similar meanings and a term used herein importing the singular number shall include the plural and vice versa and a word importing gender shall include any other gender.

41.0      FURTHER ASSURANCES
          ------------------

41.1 Each of the parties hereto shall from time to time execute and deliver all such further documents and other instruments and do all acts and things as either of the parties

                          38

hereto may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

42.0      LANGUAGE
          --------

42.1 It is the express wish of the parties that this Agreement and any related documents be drawn up and executed in English. Il est la volonte expresse des parties que cette convention et tous les documents s'y rattachant soient rediges en anglais.

                          39

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized signatories as at the date first shown above.

EXECUTED at Toronto, Ontario, this 1st day of January, 2003.



                   SEARS CANADA INC.


                   Per: /s/ Mr. T. Fleming
                        ----------------------------------------
	                    Mr. T. Flemming
                            Vice-President
                            Procurement and Specialty Businesses





                   Per: /s/ Mr. Rudolph R. Vezer
                        ----------------------------------------
                            Mr. Rudolph R. Vezer
                            Secretary

                   SEARS, ROEBUCK AND CO.

                   Per: /s/ Mr. Rudolph R. Vezer
                        ----------------------------------------
                            Mr. Rudolph R. Vezer
                            Its Attorney-in-fact
                            Sears Canada Inc.


EXECUTED at Toronto, Ontario, this 1st day of January, 2003.



                               CPI CORP.

/s/ Allison Taylor             Per: /s/ Jack Krings
-------------------            ----------------------
   (Allison Taylor)              (Jack Krings)
(Witness Signature)              Licensee signature


Print Name: Allison Taylor     Print Name: Jack Krings

                               Print Title: Vice President

                                    c/s
                                    (affix corporate seal)

                            40